Filed pursuant to Rule 424(b)(3)

Registration No. 333-255069

PROSPECTUS SUPPLEMENT NO. 8

(to Prospectus dated April 22, 2022)

NOBLE FINANCE COMPANY

11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028

This prospectus supplement is being filed to update and supplement information contained in the prospectus dated April 22, 2022 (as supplemented or amended from time to time, the “prospectus”), relating to the resale, from time to time, by the selling securityholders identified in the prospectus of up to $404,867,813 aggregate principal amount (assuming interest is paid-in-kind through maturity) of 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 (the “Notes”) of Noble Finance Company, with information (other than information that is furnished and not deemed filed) contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 1, 2022, which is set forth below.

This prospectus supplement updates and supplements the information in the prospectus and is not complete without, and may not be delivered or utilized except in combination with, the prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the prospectus and if there is any inconsistency between the information in the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in the Notes involves risks. See “Risk Factors” beginning on page 14 of the prospectus for a discussion of the risks regarding an investment in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 1, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2022

NOBLE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-36211	98-1575532
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13135 Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 276-6100

NOBLE FINANCE COMPANY

(Exact name of registrant as specified in its charter)

Cayman Islands	001-31306	98-0366361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13135 Dairy Ashford, Suite 800 Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 276-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.00001 per share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This combined filing on Form 8-K is separately filed by Noble Corporation, an exempted company incorporated in the Cayman Islands with limited liability (“Noble”), and Noble Finance Company, an exempted company incorporated in the Cayman Islands with limited liability (“Finco”) and a wholly owned subsidiary of Noble. Information in this filing relating to Finco is filed by Noble and separately by Finco on its own behalf. Finco makes no representation as to information relating to Noble (except as it may relate to Finco) or any other affiliate or subsidiary of Noble. This report should be read in its entirety as it pertains to each of Noble and Finco.

As previously disclosed, on November 10, 2021, Noble entered into a Business Combination Agreement (the “Business Combination Agreement”) with Noble Finco Limited, a private limited company formed under the laws of England and Wales and an indirect, wholly owned subsidiary of Noble (“Topco”), Noble Newco Sub Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of Topco, and The Drilling Company of 1972 A/S, a Danish public limited liability company (“Maersk Drilling”). The business combination and the other transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.”

As previously disclosed, on June 23 2022, Noble and certain of its subsidiaries (together, the “Company”) entered into an Asset Purchase Agreement with Shelf Drilling (North Sea), Ltd. and Shelf Drilling, Ltd. (together, “Shelf Drilling”) relating to the sale by the Company and the purchase by Shelf Drilling (the “Rig Transaction”) of five jackup rigs known as the Noble Hans Deul, Noble Houston Colbert, Noble Lloyd Noble, Noble Sam Hartley and Noble Sam Turner and all related support and infrastructure (collectively, and together with the related offshore and onshore personnel and related operations, the “Divestment Business”).

Item 7.01	Regulation FD Disclosure.

On September 1, 2022, Noble issued a press release announcing the approval of the Business Combination by the UK Competition and Markets Authority (the “UK CMA”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings made by Noble under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

As previously disclosed, the Business Combination had remained subject to the approval of the UK CMA. On September 1, 2022, the UK CMA published its decision not to refer the Business Combination for further in-depth Phase 2 review and has completed its review of the Business Combination. The UK CMA approval represented a significant step towards closing the Business Combination, which is now anticipated to occur on or around October 3, 2022.

In addition, on September 1, 2022, Noble and Maersk Drilling entered into an undertaking (the “Undertaking”) with the UK CMA as a condition of obtaining the UK CMA’s Phase 1 approval for the Business Combination. The Undertaking imposes the following obligations and covenants on Noble and Maersk Drilling (and subsequently the combined Noble and Maersk Drilling group):

•

Noble is required to sell the Divestment Business to Shelf Drilling within three months of the effective date of the Undertaking. As previously disclosed, Noble is expected to continue to operate the Noble Lloyd Noble on Shelf Drilling’s behalf for a transitional period after the closing of the Rig Transaction under a bareboat charter arrangement.

•

Noble and Maersk Drilling are required to hold the Divestment Business separate from the rest of the business until the Rig Transaction (including the subsequent transfer of operations relating to the Noble Lloyd Noble) is completed.

•

Until the Rig Transaction (including the subsequent transfer of operations relating to the Noble Lloyd Noble) is completed, Noble and Maersk Drilling are required to maintain the viability of the Divestment Business as a going concern, including, among other things, not making substantive changes to the organizational structure of the Divestment Business, preserving the assets of the Divestment Business, maintaining the range and quality of services provided by the Divestment Business and ensuring that negotiations with customers and suppliers of the Divestment Business are carried out solely by the Divestment Business.

•	Except with the prior written consent of the UK CMA, for a period of 10 years after the sale of the Divestment Business:

•

the combined Noble and Maersk Drilling group is prohibited from re-acquiring any interest (directly or indirectly) in the Divestment Business or any of its assets and from influencing the policies or decisions of the Divestment Business; and

•

employees and directors of the combined Noble and Maersk Drilling Group are prohibited, for so long as they are such employees or directors, from occupying any managerial or directorship position in the Divestment Business or in any company having control of the Divestment Business.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the federal securities laws with respect to the proposed Business Combination, including statements regarding the anticipated timing of the Business Combination. These forward-looking statements are generally identified by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “should,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based upon current expectations, beliefs, estimates and assumptions that, while considered reasonable as and when made by Noble and its management, and Maersk Drilling and its management, as the case may be. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties.

Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the Business Combination and the Rig Transaction may not be completed in a timely manner or at all, which may adversely affect the price of Noble’s and Maersk Drilling’s securities, (ii) the failure to satisfy the conditions to the consummation of the Business Combination, including the acceptance of the proposed exchange offer by the requisite number of Maersk Drilling shareholders, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement, (iv) the effects of public health threats, pandemics and epidemics, such as the ongoing outbreak of COVID-19, and the adverse impact thereof on Noble’s or Maersk Drilling’s business, financial condition and results of operations, (v) the effect of the announcement or pendency of the Business Combination on Noble’s or Maersk Drilling’s business relationships, performance, and business generally, (vi) the risk that the proposed Business Combination disrupts current plans of Noble or Maersk Drilling and potential difficulties in Noble’s or Maersk Drilling’s employee retention as a result of the proposed Business Combination, (vii) the outcome of any legal proceedings that may be instituted against Noble or Maersk Drilling related to the Business Combination Agreement or the proposed Business Combination, (viii) the ability of Topco to list the Topco Shares on the New York Stock Exchange or the Nasdaq Copenhagen A/S, (ix) volatility in the price of the combined company’s securities due to a variety of factors, including changes in the competitive markets in which Topco plans to operate, variations in performance across competitors, changes in laws and regulations affecting Topco’s business and changes in the combined capital structure, (x) the effects of actions by, or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, cost inflation, factors affecting the level of activity in the oil and gas industry, the conflict in Ukraine, and supply and demand of drilling rigs, (xi) factors affecting the duration of contracts, the actual amount of downtime, (xii) factors that reduce applicable dayrates, operating hazards and delays, (xiii) risks associated with operations outside the United States, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with or changes in environmental, health, safety, tax and other regulations or requirements or initiatives (including those addressing the impact of global climate change or air emissions), violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, (xiv) the ability to implement business plans, forecasts, and other expectations (including with respect to synergies and financial and operational metrics, such as EBITDA and free cash flow) after the completion of the proposed Business Combination, and to identify and realize additional opportunities, (xv) the failure to realize anticipated benefits of the proposed Business Combination, (xvi) risks related to the ability to correctly estimate operating expenses and expenses associated with the Business Combination, (xvii) risks related to the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, (xviii) the potential impact of announcement or consummation of the proposed Business Combination on relationships with third parties, (xix) changes in law or regulations affecting Noble, Maersk Drilling or the combined company, (xx) international, national or local economic, social or political conditions that could adversely affect the companies and their business, (xxi) conditions in the credit markets that may negatively affect the companies and their business, and (xxii) risks associated with assumptions that parties make in connection with the parties’ critical accounting estimates and other judgements. The foregoing list of factors is not exhaustive. There can be no assurance that the future developments affecting Noble, Maersk Drilling or any successor entity of the Business Combination will be those that we have anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Noble’s or Maersk Drilling’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements or from our historical experience and our present expectations or projects. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in Noble’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time by Noble with the Securities and Exchange Commission (“SEC”) and those described in Maersk Drilling’s annual reports, relevant reports and other documents published from time to time by Maersk Drilling. Noble and Maersk Drilling wish to caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Except as required by law, Noble and Maersk Drilling are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed Business Combination, Topco has filed a Registration Statement on Form S-4 (which Registration Statement was declared effective on April 11, 2022) with the SEC that includes (1) a proxy statement of Noble that also constitutes a prospectus for Topco and (2) an offering prospectus of Topco to be used in connection with Topco’s offer to exchange shares in Maersk Drilling for Topco shares. Topco will distribute the offering prospectus in connection with the exchange offer. Topco filed an offer document with the Danish Financial Supervisory Authority (Finanstilsynet). This communication does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the proposed Business Combination. INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS AND THE OFFERING DOCUMENT RELATING TO THE PROPOSED BUSINESS COMBINATION IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE, AND ANY OTHER DOCUMENTS FILED BY EACH OF TOPCO AND NOBLE WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TOPCO, MAERSK DRILLING AND NOBLE, THE PROPOSED BUSINESS COMBINATION AND RELATED MATTERS.

Investors and shareholders can obtain free copies of the proxy statement/prospectus and all other documents filed with the SEC by Topco and Noble through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders are able to obtain free copies of the proxy statement/prospectus and other documents related thereto on Maersk Drilling’s website at www.maerskdrilling.com or Noble’s website at www.noblecorp.com, or by written request to Noble at Noble Corporation, Attn: Richard B. Barker, 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction, in each case, in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and applicable European or the UK, as appropriate, regulations. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including, without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press Release issued by Noble Corporation, dated September 1, 2022.

104	—	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION

Date: September 1, 2022	By:	/s/ William E. Turcotte
William E. Turcotte
Senior Vice President, General Counsel and Corporate Secretary

NOBLE FINANCE COMPANY

	By:	/s/ Richard B. Barker
Richard B. Barker
Senior Vice President and Chief Financial Officer

Exhibit 99.1

Press release

Company announcement (No. 14/2022)

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN OR TO ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION.

UK CMA completes review of the Business Combination between Noble Corporation and Maersk Drilling – all merger control conditions to the Exchange Offer have been satisfied

Sugar Land, Texas and Copenhagen, Denmark, 1 September 2022 – Noble Corporation (NYSE: NE) (“Noble”) and The Drilling Company of 1972 A/S (CSE: DRLCO) (“Maersk Drilling”) today provided a further update on the merger control process for their proposed business combination announced on 10 November 2021 (the “Business Combination”), as the UK Competition and Markets Authority (the “CMA”) has today published its decision not to refer the Business Combination for further in-depth Phase 2 review and has completed its review of the Business Combination.

On 9 May 2022, the CMA published its decision that there are reasonable grounds for believing that a sale of certain rigs to a suitable purchaser together with sufficient supporting infrastructure might be accepted by the CMA to address its concerns related to lessening of competition created by the Business Combination. On 23 June 2022, Noble announced that it had entered into an asset purchase agreement to sell five jackup rigs (Noble Hans Deul, Noble Sam Hartley, Noble Sam Turner, Noble Houston Colbert, and Noble Lloyd Noble, together the “Remedy Rigs”) to a subsidiary of Shelf Drilling, Ltd. (“Shelf Drilling”).

The CMA has today announced that it has accepted legally binding undertakings from Noble and Maersk Drilling. These undertakings require Noble to divest the Remedy Rigs, and related offshore and onshore personnel and assets and related operations, to a subsidiary of Shelf Drilling. The acceptance of these undertakings means that the CMA has decided not to refer the Business Combination for an in-depth Phase 2 review and completes the CMA’s review of the Business Combination.

On 8 August 2022, Noble Corporation plc (“Topco”) published its voluntary public share exchange offer (the “Exchange Offer”) in connection with the Business Combination. Completion of the Exchange Offer is conditional upon, amongst other things, the approval of the Business Combination by the CMA and certain other regulatory authorities with responsibility for merger control matters. Following today’s announcement, all merger control conditions to the Exchange Offer have now been satisfied.

In addition to certain other customary conditions, including the receipt of approvals for the listing of Topco’s shares (“Topco Shares”) on the New York Stock Exchange and Nasdaq Copenhagen A/S, completion of the Exchange Offer remains conditional upon Topco obtaining acceptances of the Exchange Offer representing at least 80% of the outstanding share capital and voting rights of Maersk Drilling, excluding any treasury shares held by Maersk Drilling.

Subject to completion of the Exchange Offer, Topco intends to cause the Maersk Drilling shares to be delisted from Nasdaq Copenhagen at an appropriate time and subject to approval by Nasdaq Copenhagen. Further, if Topco holds more than 90% of all Maersk Drilling shares and voting rights (excluding treasury shares) upon completion of the Exchange Offer, Topco intends to conduct a compulsory purchase of the remaining minority Maersk Drilling shares in accordance with the Danish Companies Act.

The Board of Directors of Maersk Drilling has unanimously recommended that Maersk Drilling shareholders accept the Exchange Offer. APMH Invest A/S, holding approximately 42% of Maersk Drilling’s total share capital and voting rights, has irrevocably undertaken to accept the Exchange Offer. In addition, A.P. Møller og Hustru Chastine Mc-Kinney Møllers Familiefond and Den A.P. Møllerske Støttefond, holding in aggregate approximately 12% of Maersk Drilling’s total share capital and voting rights, have expressed their intention to accept the Exchange Offer.

The offer period for the Exchange Offer is expected to expire on 8 September 2022 at 23:59 (CEST), subject to any extensions of the offer period. Please note that certain account holding institutions may have earlier deadlines for submission of acceptance forms.

The full terms, conditions and essential elements of the Exchange Offer are contained within the offer document published on 8 August 2022, which together with the acceptance form and other supporting materials are available on www.noblecorp.com and investor.maerskdrilling.com, subject to regulatory restrictions in certain jurisdictions.

About Maersk Drilling

With 50 years of experience operating in the most challenging offshore environments, Maersk Drilling (CSE:DRLCO) provides responsible drilling services to energy companies worldwide. Headquartered in Denmark, Maersk Drilling owns and operates a fleet of offshore drilling rigs and specialises in harsh environment and deepwater operations. For more information about Maersk Drilling, visit www.maerskdrilling.com.

About Noble

Noble (NYSE: NE) is a leading offshore drilling contractor for the oil and gas industry. Noble owns and operates one of the most modern, versatile, and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Currently, Noble performs, through its subsidiaries, contract drilling services focused largely on ultra-deepwater and high-specification jackup drilling opportunities in both established and emerging regions worldwide. Additional information on Noble is available at www.noblecorp.com.

About Topco

Topco is a public limited company formed under the laws of England and Wales and is an indirect, wholly owned subsidiary of Noble. To date, Topco does not own any material business assets or operate any business. Upon consummation of the business combination with Maersk Drilling, Topco will be listed on the New York Stock Exchange and Nasdaq Copenhagen A/S, and Topco will own the businesses of Noble, Maersk Drilling and their respective subsidiaries. For additional information on Topco, visit www.noblecorp.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of United States federal securities laws. These forward-looking statements are generally identified by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “should,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based upon current expectations, beliefs, estimates and assumptions that, while considered reasonable as and when made, are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties.

Many factors could cause actual future events to differ materially from the forward-looking statements in this document. There can be no assurance that the future developments affecting Noble, Maersk Drilling or any successor entity of the Business Combination will be those that we have anticipated.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Noble’s or Maersk Drilling’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements or from our historical experience and our present expectations or projects. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in Noble’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time by Noble and Topco with the U.S. Securities and Exchange Commission (“SEC”). Topco, Noble and Maersk Drilling wish to caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Except as required by law, Topco, Noble and Maersk Drilling are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed business combination, Topco has filed a Registration Statement on Form S-4 with the SEC that includes (1) a proxy statement of Noble that also constitutes a prospectus for Topco and (2) an offering prospectus of Topco to be used in connection with Topco’s offer to exchange shares in Maersk Drilling for Topco shares. The registration statement on Form S-4, as amended, was declared effective by the SEC on 11 April 2022. In addition, on 8 August 2022, Topco has also published an offer document (the “Offer Document”) and an exemption document (the “Exemption Document”) as approved by the Danish Financial Supervisory Authority (Finanstilsynet) in relation to the Exchange Offer.. This communication does not contain all the information that should be considered concerning the proposed transaction and is not intended to form the basis of any investment decision or any other decision in respect of the proposed business combination.

INVESTORS AND SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS, THE EXEMPTION DOCUMENT AND THE OFFER DOCUMENT RELATING TO THE PROPOSED BUSINESS COMBINATION IN THEIR ENTIRETY AS WELL AS ANY OTHER DOCUMENTS THAT HAVE BEEN OR WILL BE FILED BY EACH OF TOPCO AND NOBLE WITH THE SEC OR THE DANISH FINANCIAL SUPERVISORY AUTHORITY OR PUBLISHED ON NOBLE’S AND/OR MAERSK DRILLING’S WEBSITES AT WWW.NOBLECORP.COM AND WWW.MAERSKDRILLING.COM, RESPECTIVELY, IN CONNECTION WITH THE BUSINESS COMBINATION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TOPCO, MAERSK DRILLING AND NOBLE, THE PROPOSED BUSINESS COMBINATION AND RELATED MATTERS.

Investors and shareholders can obtain free copies of the proxy statement/prospectus and all other documents filed with the SEC by Topco and Noble through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the proxy statement/prospectus and other documents related thereto on Maersk Drilling’s website at www.maerskdrilling.com or Noble’s website at www.noblecorp.com, or by written request to Noble at Noble Corporation, Attn: Richard B. Barker, 13135 Dairy Ashford, Suite 800, Sugar Land, Texas 77478.

Important Notice

This announcement is for information purposes only and does not constitute or contain any invitation, solicitation, recommendation, offer or advice to any person to subscribe for or otherwise acquire or dispose of any securities of Noble, Maersk Drilling or Topco. Final terms and further provisions regarding the Exchange Offer are disclosed in the Offer Document, the Exemption Document and in documents filed or that will be filed with the SEC.

Unless required by mandatory law, no action has been or will be taken in any jurisdiction other than Denmark and the United States that would permit a public offering of shares in Topco, the Topco Shares, the Acceptance Shares or Cash Acceptance Shares, or permit possession or distribution of the Offer Document and/or the Exemption Document or any advertising material relating to the Topco Shares, the Acceptance Shares (as defined in the Offer Document) or Cash Acceptance Shares (as defined in the Offer Document), except as described in the Offer Document or the Exemption Document.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE BUSINESS COMBINATION BETWEEN NOBLE AND MAERSK DRILLING OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE EXEMPTION DOCUMENT, THE OFFER DOCUMENT OR ANY OTHER DOCUMENTS REGARDING THE EXCHANGE OFFER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE UNDER U.S. LAW.

In any member state of the European Economic Area other than Denmark (each a “Relevant State”), this announcement, including any attachments hereto, is only addressed to, and is only directed at shareholders of Maersk Drilling in that Relevant State that fulfil the criteria for exemption from the obligation to publish a prospectus, including qualified investors, within the meaning of the Prospectus Regulation.

This announcement, including any attachments hereto, has been prepared on the basis that all offers of Topco Shares, Acceptance Shares and Cash Acceptance Shares offered in the Exchange Offer, other than the offer contemplated in Denmark, will be made pursuant to an exemption under Regulation (EU) 2017/1129 (the “Prospectus Regulation”) from the requirement to produce a prospectus for offers of Topco Shares, Acceptance Shares and Cash Acceptance Shares. Accordingly, any person making or intending to make any offer within a Relevant State of Topco Shares, Acceptance Shares or Cash Acceptance may only do so in circumstances in which no obligation arises for Topco to produce a prospectus for such offer. Topco has not authorised, and Topco will not authorise, the making of any offer of Topco Shares, Acceptance Shares or Cash Acceptance Shares through any financial intermediary, other than offers made by Topco which constitute the final offer of Topco Shares, Acceptance Shares and Cash Acceptance Shares as contemplated through the Exchange Offer.

The Topco Shares, the Acceptance Shares and the Cash Acceptance Shares offered in the Exchange Offer have not been, and will not be, offered to the public in any Relevant State. Notwithstanding the foregoing, an offering of the Topco Shares, the Acceptance Shares and the Cash Acceptance Shares offered in the Exchange Offer may be made in a Relevant State: (i) to any qualified investor as defined in the Prospectus Regulation; (ii) to fewer than 150 natural or legal persons per Relevant State (other than qualified investors as defined in the Prospectus Regulation); (iii) to investors who acquire Topco Shares, Acceptance Shares and Cash Acceptance Shares for a total consideration of at least EUR 100,000 per investor, for each separate offer; and (iv) in any other circumstances falling within Article 1(4) of the Prospectus Regulation, subject to obtaining the prior consent of Topco and provided that no such offer of Topco Shares, Acceptance Shares or Cash Acceptance Shares shall result in a requirement for the publication by Topco of a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplementary prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of the foregoing paragraph, the expression an “offer to the public” in relation to any Topco Shares, Acceptance Shares or Cash Acceptance Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the Exchange Offer as to enable an investor to decide to participate in the Exchange Offer.

In the United Kingdom, this announcement, including any attachments hereto, is only addressed to and directed at persons who are (a) both “qualified investors” (within the meaning of the UK version of the Prospectus Regulation as it forms part of UK law by virtue of the European Union (Withdrawal) Act 2018, and either(i) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “FSMA Order”); or (ii) persons who are high net worth entities falling within Article 49(2)(a) to (d) of the FSMA Order; and/or (b) persons to whom it may otherwise lawfully be communicated to, including under the FSMA Order (all such persons (a) and (b) together being referred to as “U.K. Relevant Persons”). Any investment activity to which this announcement, including any attachments hereto, is only available to U.K. Relevant Persons. Any person who is not a U.K. Relevant Person should not act on or rely on this announcement, including any attachments hereto, or any of its contents.

The Exchange Offer is subject to the laws of Denmark. The Exchange Offer relates to the securities of a Danish company and is subject to the disclosure requirements applicable under Danish law, which may be different in material aspects from those applicable in the United States, the United Kingdom or any other applicable jurisdiction.

The Exchange Offer is being made in the U.S. pursuant to Section 14(e) of, and Regulation 14E promulgated under, the U.S. Securities and Exchange Act of 1934, as amended (the “Exchange Act”), subject to the exemptions provided by Rule 14d-1(c) under the Exchange Act and otherwise in accordance with the requirements of Danish law. The Exchange Offer is not subject to Section 14(d)(1) of, or Regulation 14D promulgated under, the Exchange Act. Maersk Drilling is not currently subject to the periodic reporting requirements under the Exchange Act and is not required to, and does not, file any reports with the SEC thereunder.

The Exchange Offer is made to Maersk Drilling Shareholders who are residing in the United States, or who are U.K. Relevant Persons residing in the United Kingdom, on the same terms and conditions as those made to all other Maersk Drilling Shareholders to whom the Exchange Offer is made. Any information documents are being disseminated to Maersk Drilling Shareholders who are residing in the United States, or who are U.K. Relevant Persons residing in the United Kingdom, on a basis reasonably comparable to the method that such documents are provided to the other Maersk Drilling Shareholders.

In addition, the procedures for the tender of Maersk Drilling Shares and settlement of the consideration due to each Maersk Drilling Shareholder who accepts the Exchange Offer will be carried out in accordance with the rules applicable in Denmark, which may differ in material aspects from the rules and procedures applicable to a tender offer for the securities of a domestic company in the United States or the United Kingdom, in particular with respect to withdrawal rights, offer timetable, settlement procedures and the payment date of the securities.

This announcement, including any attachments hereto, does not comprise a prospectus for the purposes of the U.K. Prospectus Regulation and has not been approved by or filed with the Financial Conduct Authority in the United Kingdom.

If Topco obtains the requisite number of Maersk Drilling Shares, each Maersk Drilling Shareholder residing in the United Kingdom who is not a U.K. Relevant Person may have their Maersk Drilling Shares compulsorily acquired under the compulsory purchase provisions of the Danish Companies Act.

The Exchange Offer is not being made, and the Maersk Drilling Shares will not be accepted for purchase from or on behalf of persons, in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities laws or other laws, rules or regulations of such jurisdiction or would require any registration, approval or filing with any regulatory authority not expressly contemplated by the Offer Document and/or the Exemption Document. Persons obtaining the Offer Document and/or the Exemption Document and/or into whose possession the Offer Document and/or the Exemption Document comes are required to take due note and observe all such restrictions and obtain any necessary authorisations, approvals or consents. Neither Topco nor any of its advisors accept any liability for any violation by any person of any such restriction. Any person (including, without limitation, custodians, nominees and trustees) who intends to forward the Offer Document and/or the Exemption Document or any related document to any jurisdiction outside Denmark should inform themselves of the laws of the relevant jurisdiction and should also carefully read the information contained in the Offer Document and the Exemption Document, before taking any action. The distribution of the Offer Document and/or the Exemption Document in jurisdictions other than Denmark may be restricted by law, and, therefore, persons who come into possession of the Offer Document and/or the Exemption Document should inform themselves about and observe such restrictions. Any failure to comply with any such restrictions may constitute a violation of the securities laws and regulations of any such jurisdiction.

Any failure to comply with these restrictions may constitute a violation of applicable securities laws. It is the responsibility of all persons obtaining the Offer Document, the acceptance form included as Appendix 1 in the Offer Document, the Exemption Document and/or other documents relating to the Offer Document and/or the Exemption Document or to the Exchange Offer or into whose possession such documents otherwise come, to inform themselves of and observe all such restrictions. Any recipient of the Offer Document and/or the Exemption Document who is in any doubt in relation to these restrictions should consult its, his or her professional advisors in the relevant jurisdiction. Neither Topco nor the financial advisors to Noble accept or assume any responsibility or liability for any violation by any person whomsoever of any such restriction.

In accordance with customary Danish practice and subject to the requirements of Danish law, rules and regulations, Topco or any entity acting in concert with Topco and any of their respective nominees or brokers (acting as agents or in a similar capacity), may from time to time make certain purchases of, or arrangements to purchase, Maersk Drilling Shares or securities that are convertible into, exchangeable for or exercisable for Maersk Drilling Shares outside the Exchange Offer, before or during the period in which the Exchange Offer remains open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices, in each case, to the extent permissible under law (include Rule 14e-5 under the Exchange Act). Any information about such purchases will be announced through Nasdaq Copenhagen A/S and relevant electronic media if, and to the extent, such announcement is required under applicable Danish law, rules or regulations. In addition, in the ordinary course of business, the financial advisors to Topco, Noble, any entity acting in concert with Topco, or Danske Bank A/S as settlement agent, and their respective affiliates, may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity financial instruments (or related derivative financial instruments) and other types of financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and financial instrument activities may involve securities and/or instruments of Maersk Drilling.